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TAX ID# 87-03-72864



                                            First Savings Bank, PSB              Loan Number 38728


UNITED HERt1'AGECORPORATION               301 South Center, Suite 120            Date APR 25,2001

                                                                                                               I

2 NORTH CADDO                                  Arlington,. Tx 76010            i Maturity Date APR 25, 2002


CLEBURNE, TX 76031                                                               Loan Amount $ 2.000.000.00 Renewal Of 38728
                                     i
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     BORROWER'S NAME AND ADDRESS     ( JG     LENDER'S NAME AND ADDRESS   JAN

      L 't' INCLUDES each boffdwef above. joint and severally. 'You' means the lender, it successors and assigns. -


      For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of


      TWO MILLION AND NO/100oooo Dollars $ 2.000.000.00

      CJ Single Advance: I will receive all of this principal sum on . No additional advances are contemplated under this note.


      (R) Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On APR 25 2001


      1 will receive the amount of 8 *2,000,000.00 and future principal advances are contemplated.


      Conditions: The conditions for future advances are A PHONE VERBAL WRITTEN OR IN PERSON REQUEST BY BORROWER


S BANK HAS RECEIVED ALL DOCUMENTS INFORMATION AND WARRANTIES AS BANK MAY REQUIRE ALL PROPERLY EXECUTED IF APPROPRIATE. IN A FORM ACCEPTABLE TO BANK C BORROWER IS NOT IN DEFAULT ON THIS OR ANY OTHER DEBT.

(C) Open End Credit: You and I agree that 1 may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on APR 25 2002 " THIS LOAN IS NOT UNDER CHAPTER 15 OF THE TEXAS CREDIT CODE.

Closed End Credit: You and 1 agree that I may borrow up to the maximum only one time land subject to all other conditional.


INTEREST: I agree to pay interest on the outstanding  principal balance from APR
25. 2001 at the rate of 8.5000 % per year until FIRST RATE CHANGE DATE (R) Variable Rate: This rate may then change as stated below.

(Z Index Rate: The future rate will be 1. 00$ ABOVE the following index rate:


the Prime Rate as Published by the Wall Street Journaloosee attachment

(C) Ceiling Rate: The interest rate ceiling for this note is the INDICATEDeeiling rate announced by the Credit Commissioner from time to time.(C)Frequency and Timing: The rate on this note may change as often as DAILY A change in the interest rate will take effect The Same Day the Index Rate changes


(C) Limitations: During the term of this loan, the applicable annual interest rate will not be more than 18.00 % or less than N/A %. Effect of Variable
      Rate: A change in the interest rate will have the following effect on the payments:


(C) The amount of each scheduled payment will change. 0 The amount of the final payment will change. 0 ACCRUAL METHOD: Interest will be calculated on a 365 DAYS PER YEAR basis.


POST MATURITY RATE: I agree to pay interest on the unpaid balance of this rote owing after maturity, and until paid in full, as stated below: 0 on the same fixed or variable rate basis in effect before maturity (as indicated above).

(C) at a rate equal to THE STATUTORY CEILING RATE INDICATED ABOVE AS ANNOUNCED FROM TIME TO TIME .


13 LATE CHARGE: If a payment is made more than dsys after it is due. I agree to pay a late charge of -


0 ADDITIONAL CHARGES: In addition to interest, 1 agree to pay the following charges which 0 are 0 are not included in the principal amount above: PAYMENTS:
I agree to pay this  note as  follows:  Upon  demand.  but if so demand is made.
then:


(R) Interest: I agree to pay accrued interest ON 05/25/01 AND THEN ON THE 25TH DAY OF EACH MONTH THEREAFTER UNTIL APR 25, 2002

(R) Prine0al: I agree to pay the principal UPON DEMAND BUT IF NO DEMAND IS MADE THEN ON 04/25/02


0 Instauments: 1 agree to pay this note in payments. The first payment will be in the amount of $ and will be due . A payment of S will be due thereafter. The final payment of the entire unpaid balance of principal and interest will be due

      ADDITIONAL TERMS: 20,000,000 SHARES UNITED HERITAGE CORP STOCK THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE PURPOSE: The purpose of this loan is RENEWAL I WORKING CAPITAL CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS. OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES. SIGNATURES: 1 AGREE TO THE TERMS OF THIS NOTE (INCLUDING

      THERE ARE NO UNWRITTEN ORAL THOSE ON PAGE 2). 1 have received a copy on today's data. AGREEMENTS BETWEEN THE PARTIES. UNITED HERITAGE CORPORATION



      Signature   for   Lender   UNIVERSAL   .NOTE  C  ~RCUC  WR  R  ,.IM,,1  VU
HJM.707.D'1111 CMIYIIN.TY A/7N7 INACE I of 2)


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      Any term of this note which is contrary to appbcabie  law will not be ties loan n any any effective, unless the law permits you and me to agree to such a variation. (1) I fail to pe;-J(," in-r ".;gavon' which i :ie .o _ . r..

      If any provision of this agreement cannot be enforced according to its note or any agreement securing this note: oL _ terms, this tact will not affect the enforceability of the remainder of this (2) you, in good faith, believe that the prospect of paymwit ^.r ohe agreement. No modification of this agreement may be made without your prospect at my performance of any other of my obligations under express written consent. Time is of the essence in this agreement. this note or any agreement securing this note is impaired. PAYMENTS: Each payment I make on this note will first reduce the If any of us are 1n default on this note or any security agreement, you amount I owe you for charges which are neither interest nor principal. may exercise your remedies against any or all of us. The remainder at each payment will then reduce accrued unpaid interest, REMEDIES: If I am in default on this note you have. but are not limited to, and then unpaid principal. If you and I agree to a different application of the following remedies: payments, we will describe our agreement on this note. I may prepay a

      (1) You may demand immediate payment of my debt under this note part of, or the entire balance of this loan without penalty, unless we (principal, accrued unpaid interest and other accrued charges(. specify to the contrary on this note. Any partial prepayment will not (2) You may set off this debt against any right I have to the payment excuse or reduce any later scheduled payment until this note is paid in full of money from you, subject to the terms of the 'Set-Off' para lunless, when I make the prepayment, you and I agree in writing to the graph herein. contrary). (3) You may demand security, additional security, or additional parties

      INTEREST: If I receive the principal in more than one advance, each to be obligated to pay this note as a condition for not using any advance will start to earn interest only when I receive the advance. The other remedy. interest rate in effect on this note at any given time will apply to the (4) You may refuse to make advances to me or allow purchases on entire principal advanced at that time. Notwithstanding anything to the credit by me. contrary, 1 do not agree to pay and you do not intend to charge any rate (5) You may use any remedy you have under state or federal law. of interest that is higher than the maximum rate of interest you could By selecting any one or more of these remedies you do not give up charge under applicable law for the extension of credit that is agreed to your right to later use any other remedy. By waiving your right to declare here farther before or after maturity). If any notice of interest accrual is an event to be a default, you do not waive your right to later consider the sent and is in error, we mutually agree to correct it, and if you actually event as a default if it continues or happens again. collect more interest than allowed by law and this agreement, you agree COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs at to refund n to me. collection, replevin or any other or similar type of cost if 1 am in default. INDEX RATE:
The index will serve only as a device for setting the rate on In addition, it you hire an attorney to collect this note, 1 also agree to pay this note. You do not guarantee by selecting this index, or the margin, any fee you incur with such attorney plus court costs (except where that the rate on this note will be the same rate you charge on any other prohibited by law). To the extent permitted by the United States loans or class of loans to me or other borrowers. Bankruptcy Code, I also agree to pay the reasonable attorney's fees and ACCRUAL
METHOD: The amount of interest that I will pay on this loan costs you incur to collect this debt as awarded by any court exercising will be calculated using the interest rate and accrual method stated on jurisdication under the Bankruptcy Code. page 1 of this note. For the purpose of interest calculation, the accrual WAIVER: I give up my rights to require you to do certain things. I will not method will determine the number of days in a 'year.' If no accrual require you to: method is stated, then you may use any reasonable accrual method for (1) demand payment of amounts due (presentment): calculating interest. (2) obtain official certification of nonpayment (protest(: POST MATURITY RATE: For purposes of deciding when the 'Post (3) give notice that amounts due have not been paid (notice of dis

      Maturity Rate' (shown on page 1) applies, the term 'maturity' means the honor(: date of the last scheduled payment indicated on page 1 of this note or 14) give notice of intent to accelerate: or the date you accelerate payment on the note, whichever is earlier. 15)-give notice of acceleration. SINGLE ADVANCE
LOANS: If this is a single advance loan, you and I OBLIGATIONS INDEPENDENT: I understand that 1 must pay this note expect that you will make only one advance of principal. However, you even if someone else has also agreed to pay it (by, for example, signing may add other amounts to the principal if you make any payments this form or a separate guarantee at endorsement). You may sue me described in the 'PAYMENTS BY LENDER" paragraph below. alone, or anyone else who is obligated on this note, or any number at us MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I together, to collect this note. You may do so without any notice that it expect that you will make more than one advance of principal. If this is has not been paid (notice of dishonor). You may without notice release closed end credit, repaying a part of the principal will not entitle me to any party to this agreement without releasing any other party. It you give additional credit. up any of your rights. with or without notice, it will not affect my duty to PAYMENTS BY LENDER: If you are authorized to pay. on my behalf, pay this note. Any extension of now credit to any of us, or renewal of charges I am obligated to pay (such as property insurance premiums), this note by all or less than all of us will not release me from my duty to then you may tract those payments made by you as advances and add pay ft. (Of course, you are entitled to only one payment in full.( 1 agree them to the unpaid principal under this note, or you may demand that you may at your option extend this note or the debt represented by immediate payment of the charges. this note, or any portion of the note or debt, from time to time without SET-OFF: I agree that you may set off any amount due and payable under limit or notice and for any term without affecting my liability for payment this note against any right I have to receive money from you. of the note. I will not assign my obligation under this agreement without 'Right to receive money from you' means: your prior written approval.

      (1) any deposit account balance I have with you: CREDIT INFORMATION: I agree and authorize you to obtain credit infor

      (2) any money owed to me on an item presented to you or in yourmation about me from time to time (for example. by requesting a credit possession for collection or exchange: and report) and to report to others your credit experience with me (such as a

      (3) any repurchase agreement or other nondeposit obligation. credit reporting agency). I agree to provide you. upon request, any 'Any amount due and payable under this note' means the total financial statement or information you may deem necessary. I warrant amount of which you are entitled to demand payment under the terms of that the financial statements and information I provide to you are or will this note at the time you set off. This total includes any balance the due be accurate. correct and complete. date for which you property accelerate under this note.

      NOTICE: Unless otherwise required by law, any notice to me shall be It my right to receive money from you is also owned by someone who given by delivering I or by mailing it by first class mail addressed to me has not agreed to pay this note, your right of set-off will apply to my at my last known address. My current address is on page 1. 1 agree to interest in the obligation and to any other amounts I could withdraw an inform you in writing of any change in my address.

      1 WIN give any notice my sole request or endorsement. Your right of setoff does not apply to to you by mailing ft first class to your address stated on page 1 of this an account or other obligation where my rights are only as a repre- agreement, or to any other address that you have designated. sentative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

      You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off. REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law. by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the 'Default' and 'Remedies' paragraphs herein.